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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to (i) the incorporation by reference in the Registration Statements on Form S-8 (the "Registration Statements") of El Paso Natural Gas Company (the "Company") filed March 19, 1992 (No. 33-46519), June 26, 1992 (No. 33-49956), January 10, 1994 (No. 33-51851), and February 2, 1995 (No. 33-57553)
of our report dated August 18, 1995, with respect to the December 28, 1994 combined financial statements of Mobil Plastics Division of Mobil Corporation included in the Current Report of Tenneco Inc. on Form 8-K dated November 17, 1995 filed with the Securities and Exchange Commission, (ii) to the reference to our firm under the caption "Experts" included in an Exhibit to the Company's Current Report on Form 8-K/A (the "Form 8-K/A"), dated November 5, 1996 (File No. 1-2700), which has been incorporated by reference into the Registration Statements and (iii) to the incorporation by reference in the Registration Statements of our report dated August 9, 1996 with respect to the combined financial statements of Mobil Plastics Division of Mobil Oil Corporation for the period December 29, 1994 to November 17, 1995 and the year ended December 28, 1994 included in an Exhibit to the Form 8-K/A.

                                            ERNST & YOUNG LLP

Buffalo, New York
December 23, 1996